Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad	Denise Malecki
813-206-3916	813-206-2747
gregg.haddad@wellcare.com	denise.malecki@wellcare.com

WELLCARE REPORTS ANNUAL AND FOURTH QUARTER 2011 RESULTS

Tampa, Florida (February 15, 2012) – WellCare Health Plans, Inc. (NYSE: WCG) today reported results for the fourth quarter and year ended December 31, 2011.  As determined under generally accepted accounting principles (“GAAP”), net income for the fourth quarter of 2011 was $85.1 million, or $1.96 per diluted share, compared with $26.1 million, or $0.61 per diluted share, for the fourth quarter of 2010.  Adjusted net income for the fourth quarter of 2011 was $93.4 million, or $2.15 per diluted share, compared with $30.4 million, or $0.71 per diluted share, for the fourth quarter of 2010.

As determined under GAAP, the Company reported net income for the year 2011 of $264.2 million, or $6.10 per diluted share, compared with a net loss of $53.4 million, or $1.26 per share, for 2010.  Adjusted net income for 2011 was $291.4 million, or $6.73 per diluted share, compared with $114.2 million, or $2.67 per diluted share, for 2010.

“In many ways, our achievements during 2011 transformed the Company and positioned us well for the future,” said Alec Cunningham, WellCare’s chief executive officer.  “Most importantly, growth across our lines of business means we are helping hundreds of thousands more people to improve their health and quality of life, while also helping our government customers more effectively manage their limited resources.”

WellCare’s 2011 accomplishments are highlighted by accreditations of its Georgia and Missouri health plans by the National Committee for Quality Assurance, or NCQA, as well as broad-based year-over-year improvement across all of the Company’s lines of business in Healthcare Effectiveness Data and Information Set, or HEDIS®, measures.  WellCare also maintained a disciplined approach to ensuring a competitive cost structure, reducing its adjusted administrative expense ratio by 60 basis points in 2011.  In addition, medical expense management initiatives contributed meaningfully to improvement in the Company’s medical benefits ratio (“MBR”).  During the third quarter, the Company completed an upgrade of its core operating system, which is enabling further progress in improving service, productivity, and compliance.  Finally, WellCare delivered prudent, profitable growth, highlighted by Medicaid program awards in Kentucky and Hawaii.  In addition, membership enrolled in WellCare’s Medicare Advantage dual special needs plans increased over 50%, and Medicare Prescription Drug Plans (“PDPs”) membership grew 27% in 2011.

Highlights of Operations for the Fourth Quarter
Adjusted net income for the fourth quarter of 2011 increased compared with the fourth quarter of 2010, primarily due to the favorable development of medical benefits payable as well as higher premium revenue.  In addition, resolution of prior years’ state tax matters contributed to the better-than-anticipated outcome.  Results for the fourth quarter of 2011 also were affected by greater-than-expected Kentucky Medicaid membership following the Company’s November launch of the program.

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WCG Reports Fourth Quarter and Year 2011 Results

February 15, 2012

Membership as of December 31, 2011, increased 15% year over year to 2.6 million, compared with 2.2 million members as of December 31, 2010.  PDP segment membership increased 208,000 year over year, or 27%.  Medicare Advantage membership increased year over year by 19,000 members, or 16%.  Medicaid segment membership increased by 111,000, or 8%, year over year to 1.5 million members as of December 31, 2011.

Premium revenue for the fourth quarter of 2011 increased 18% year over year to $1.6 billion.  The increase was driven by growth in PDP segment premium revenue, which increased 26% year over year.  In addition, Medicare Advantage segment revenue increased 18% and Medicaid segment revenue increased 17% year over year.

Medical benefits expense for the fourth quarter of 2011 was $1.2 billion, an increase of 13% from the fourth quarter of 2010.  The Company MBR was 78.9% in the fourth quarter of 2011, compared with 82.5% in the fourth quarter of 2010.  The MBRs of all three segments also decreased year over year.  The net impact of the favorable development of medical benefits payable was $66 million in the fourth quarter of 2011, compared with $38 million in the fourth quarter of 2010.

Selling, general and administrative (“SG&A”) expense as determined under GAAP was $206 million in the fourth quarter of 2011, compared with $194 million for the same period in 2010.  Adjusted SG&A was $189 million in the fourth quarter of 2011, an increase from $179 million in the same period last year.  The year-over-year increase in adjusted SG&A expense was driven primarily by the implementation of the Kentucky Medicaid program, as well as by membership growth.  The adjusted administrative expense ratio was 12.0% in the fourth quarter of 2011, compared with 13.4% in same period in 2010.

Cash Flow and Financial Condition Highlights
Net cash provided by operating activities as determined under GAAP was $162 million in the year ended December 31, 2011, compared with $223 million for the year 2010.  Net cash provided by operating activities, modified for the timing of receipts from, and payments to, WellCare’s government customers, was $280 million for 2011, compared with $73 million in 2010.

As of December 31, 2011, unregulated cash and investments were approximately $309 million.  Unregulated cash and investments were approximately $324 million as of September 30, 2011, and $193 million as of December 31, 2010.

Days in claims payable were 55 days as of December 31, 2011, compared with 58 days as of September 30, 2011, and 62 days as of December 31, 2010.

Financial Outlook
The Company is providing its financial outlook for the year ended December 31, 2012:

•	Adjusted net income per diluted share is expected to be between approximately $4.40 and $4.60.
•	Premium revenue is expected to be between approximately $6.95 and $7.05 billion.
•	The 2012 Medicaid, Medicare Advantage, and PDP segments' MBRs each are anticipated to increase relative to the respective 2011 segment MBRs.
•	The adjusted administrative expense ratio is expected to be in the range of 10.4% to 10.6%.

All elements of the Company’s outlook exclude the impact of Medicaid premium taxes.

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WCG Reports Fourth Quarter and Year 2011 Results

February 15, 2012

Webcast
A discussion of WellCare’s fourth quarter and year 2011 results will be webcast live on Wednesday, February 15, 2012, beginning at 8:30 a.m. Eastern Time.  A replay will be available beginning approximately one hour following the conclusion of the live broadcast and will be available for 30 days.  The webcast is available via the Company’s web site at www.wellcare.com and at www.earnings.com.

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.6 million members nationwide as of December 31, 2011.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Basis of Presentation
In addition to results determined under GAAP, net income and certain other operating results described in this news release are reported after adjustment for certain SG&A and interest expenses related to previously disclosed government investigations and related litigation and associated resolution costs that management believes are not indicative of long-term business operations.  Please refer to the schedules in this news release that provide supplemental information reconciling results determined under GAAP to adjusted results.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements.  The Company’s financial outlook contains forward-looking statements.  Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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WCG Reports Fourth Quarter and Year 2011 Results

February 15, 2012

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Dollars in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
Premium	$1,578,119	$1,334,625	$6,021,967	$5,373,816
Medicaid premium taxes	20,325	18,296	76,163	56,374
Total premium	1,598,444	1,352,921	6,098,130	5,430,190
Investment and other income	1,688	2,529	8,738	10,035
Total revenues	1,600,132	1,355,450	6,106,868	5,440,225

Expenses:
Medical benefits	1,245,728	1,100,761	4,872,071	4,536,631
Selling, general and administrative	205,587	194,203	718,003	895,894
Medicaid premium taxes	20,325	18,296	76,163	56,374
Depreciation and amortization	6,632	6,176	26,454	23,946
Interest	2,687	69	6,510	229
Total expenses	1,480,959	1,319,505	5,699,201	5,513,074
Income (loss) from operations	119,173	35,945	407,667	(72,849)
Gain on repurchase of subordinated notes	10,807	–	10,807	–
Income (loss) before income taxes	129,980	35,945	418,474	(72,849)
Income tax expense (benefit)	44,919	9,808	154,228	(19,449)
Net income (loss)	$85,061	$26,137	$264,246	$(53,400)

Net income (loss) per common share:
Basic	$1.98	$0.62	$6.17	$(1.26)
Diluted	$1.96	$0.61	$6.10	$(1.26)

Weighted average common shares outstanding:
Basic	42,985,406	42,492,250	42,817,466	42,365,061
Diluted	43,461,343	42,898,465	43,328,756	42,365,061

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WCG Reports Fourth Quarter and Year 2011 Results

February 15, 2012

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands except per share data)

	As of December 31,
	2011	2010
ASSETS
Current Assets:
Cash and cash equivalents	$1,325,098	$1,359,548
Investments	198,569	108,788
Premium receivables, net	217,509	127,796
Funds receivable for the benefit of members	162,745	33,182
Income taxes receivable	20,655	9,973
Prepaid expenses and other current assets, net	172,986	114,492
Deferred income tax asset	22,332	61,392
Total current assets	2,119,894	1,815,171
Property, equipment and capitalized software, net	98,238	76,825
Goodwill	111,131	111,131
Other intangible assets, net	9,896	11,428
Long-term investments	83,019	62,931
Restricted investments	60,663	107,569
Deferred income tax asset	–	58,340
Other assets	5,270	3,898
Total Assets	$2,488,111	$2,247,293

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Medical benefits payable	$744,821	$742,990
Unearned premiums	164	67,383
Accounts payable	3,294	8,284
Other accrued expenses and liabilities	215,817	199,033
Current portion of amounts accrued related to investigation resolution	49,557	121,406
Current portion of long-term debt	11,250	–
Other payables to government partners	98,237	46,605
Total current liabilities	1,123,140	1,185,701
Deferred income tax liability	1,026	–
Amounts accrued related to investigation resolution	101,705	216,136
Long-term debt	135,000	–
Other liabilities	10,394	13,410
Total liabilities	1,371,265	1,415,247
Commitments and contingencies	–	–
Stockholders’ Equity:
Preferred stock, $0.01 par value (20,000,000 authorized, no shares issued or outstanding)	–	–
Common stock, $0.01 par value (100,000,000 authorized, 42,848,798 and 42,541,725 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively)	429	425
Paid-in capital	448,820	428,818
Retained earnings	669,358	405,112
Accumulated other comprehensive loss	(1,761)	(2,309)
Total stockholders’ equity	1,116,846	832,046
Total Liabilities and Stockholders’ Equity	$2,488,111	$2,247,293

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WCG Reports Fourth Quarter and Year 2011 Results

February 15, 2012

WELLCARE HEALTH PLANS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Year Ended December 31,
	2011	2010
Cash from operating activities:
Net income (loss)	$264,246	$(53,400)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,454	23,946
Equity-based compensation expense	19,530	14,801
Incremental tax benefit from equity-based compensation	(2,778)	–
Gain on repurchase of subordinated notes	(10,807)	–
Deferred taxes, net	98,170	(61,204)
Provision for doubtful receivables	11,080	(6,889)
Changes in operating accounts:
Premium receivables, net	(96,770)	158,124
Prepaid expenses and other current assets, net	(62,016)	(3,634)
Medical benefits payable	1,831	(59,525)
Unearned premiums	(67,219)	(23,113)
Accounts payable and other accrued expenses	14,018	752
Other payables to government partners	51,632	8,458
Amounts accrued related to investigation resolution	(73,780)	256,207
Income taxes receivable/payable, net	(12,809)	(21,134)
Other, net	1,217	(10,332)
Net cash provided by operating activities	161,999	223,057
Cash used in investing activities:
Purchases of investments	(386,186)	(219,961)
Proceeds from sale and maturities of investments	277,486	163,993
Purchases of restricted investments	(34,828)	(21,820)
Proceeds from maturities of restricted investments	81,524	44,800
Additions to property, equipment and capitalized software, net	(49,576)	(27,516)
Net cash used in investing activities	(111,580)	(60,504)
Cash (used in) provided by financing activities:
Proceeds from option exercises and other	6,287	1,443
Incremental tax benefit from equity-based compensation	2,778	–
Purchase of treasury stock	(3,684)	(6,237)
Proceeds from debt, net of issuance costs	147,473	–
Repurchase of subordinated notes	(101,693)	–
Payments on debt	(3,750)	–
Payments on capital leases	(2,717)	(1,011)
Funds received for the benefit of members	(129,563)	44,669
Net cash (used in) provided by financing activities	(84,869)	38,864
Cash and cash equivalents:
(Decrease) increase during period	(34,450)	201,417
Balance at beginning of year	1,359,548	1,158,131
Balance at end of year	$1,325,098	$1,359,548

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for taxes	$69,846	$75,962
Cash paid for interest	$5,920	$228

SUPPLEMENTAL DISCLOSURES OF NON-CASH TRANSACTIONS:
Non-cash issuance of subordinated notes	$112,500	$–
Non-cash additions to property, equipment and capitalized software	$2,449	$2,354
Equipment acquired through capital leases	$–	$8,868

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WCG Reports Fourth Quarter and Year 2011 Results

February 15, 2012

WELLCARE HEALTH PLANS, INC.
MEMBERSHIP STATISTICS
(Unaudited)

	As of December 31,
	2011	2010
Membership by Program
Medicaid Membership
TANF	1,159,000	1,085,000
CHIP	162,000	168,000
SSI and ABD	115,000	77,000
FHP	15,000	10,000
Total Medicaid Membership	1,451,000	1,340,000

Medicare Membership
Medicare Advantage	135,000	116,000
Prescription Drug Plan (stand-alone)	976,000	768,000
Total Medicare Membership	1,111,000	884,000
Total Membership	2,562,000	2,224,000

Medicaid Membership by State
Florida	404,000	415,000
Georgia	562,000	566,000
Other states	485,000	359,000
Total Medicaid Membership	1,451,000	1,340,000

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WCG Reports Fourth Quarter and Year 2011 Results

February 15, 2012

WELLCARE HEALTH PLANS, INC.
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Premium revenue:
Medicaid:
Florida	$215,888	$220,052	$881,081	$889,705
Georgia	364,697	352,847	1,449,263	1,357,354
Other states	381,764	252,932	1,175,104	1,005,318
Medicaid premium taxes	20,325	18,296	76,163	56,374
Total Medicaid	982,674	844,127	3,581,611	3,308,751

Medicare:
Medicare Advantage plans	382,735	323,723	1,479,750	1,336,089
Prescription Drug plans	233,035	185,071	1,036,769	785,350
Total Medicare	615,770	508,794	2,516,519	2,121,439
Total Premium Revenue	$1,598,444	$1,352,921	$6,098,130	$5,430,190

Medical benefits ratio:
Medicaid	82.1%	86.5%	80.9%	87.5%
Medicare Advantage	78.6%	79.8%	79.8%	78.9%
Prescription Drug Plans	66.4%	69.4%	82.4%	80.9%
Aggregate	78.9%	82.5%	80.9%	84.4%

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WCG Reports Fourth Quarter and Year 2011 Results

February 15, 2012

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share data)

The Company reports adjusted operating results on a non-GAAP basis to exclude certain expenses that management believes are not indicative of longer term business trends and operations.  The following are Statements of Operations and related measures for the fourth quarter and year ended December 31, 2011 and 2010, as determined under GAAP, reconciled to the Adjusted Statements of Operations and related measures for each of the same periods.

	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$1,578,119	$–		$1,578,119	$1,334,625	$–		$1,334,625
Medicaid premium taxes	20,325	–		20,325	18,296	–		18,296
Total premium	1,598,444	–		1,598,444	1,352,921	–		1,352,921
Investment and other income	1,688	–		1,688	2,529	–		2,529
Total revenues	1,600,132	–		1,600,132	1,355,450	–		1,355,450

Expenses:
Medical benefits	1,245,728	–		1,245,728	1,100,761	–		1,100,761
Selling, general, and administrative	205,587	(16,337)	(a) (b)	189,250	194,203	(15,557)	(a) (b)	178,646
Medicaid premium taxes	20,325	–		20,325	18,296	–		18,296
Depreciation and amortization	6,632	–		6,632	6,176	–		6,176
Interest	2,687	(1,441)	(c)	1,246	69	–		69
Total expenses	1,480,959	(17,778)		1,463,181	1,319,505	(15,557)		1,303,948

Income from operations	119,173	17,778		136,951	35,945	15,557		51,502
Gain on repurchase of subordinated notes	10,807	(10,807)	(d)	–	–	–		–
Income before income taxes	129,980	6,971		136,951	35,945	15,557		51,502
Income tax expense (benefit)	44,919	(1,372)		43,547	9,808	11,287		21,095
Net income	$85,061	$8,343		$93,404	$26,137	$4,270		$30,407

Weighted average shares:
Basic	42,985,406	–		42,985,406	42,492,250	–		42,492,250
Diluted	43,461,343	–		43,461,343	42,898,465	–		42,898,465

Net income per share:
Basic	$1.98	$0.19		$2.17	$0.62	$0.10		$0.72
Diluted	$1.96	$0.19		$2.15	$0.61	$0.10		$0.71

Administrative expense ratio	13.0%	-1.0%	(a) (b)	12.0%	14.5%	-1.1%	(a) (b)	13.4%

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government investigations and related litigation amounted to $15.4 million and, net of D&O insurance recoveries, $9.1 million, respectively, in the quarters ended December 31, 2011 and 2010.

(b)
Liability for government investigation resolution and related litigation:  Based on the status of these matters, the Company recorded expense of $0.9 million and $6.5 million, respectively, in the quarters ended December 31, 2011 and 2010.

(c)
Investigation and related litigation interest expense:  The Company’s tradable unsecured subordinated notes that were issued in connection with the final resolution of the securities class action settlement incurred $1.4 million of interest expense in the quarter ended December 31, 2011.

(d)
Gain on repurchase of subordinated notes:  In December 2011, the Company repurchased all of its outstanding tradable unsecured subordinated notes at a purchase price equal to 90% of the principal amount, which resulted in a gain of $10.8 million in the quarter ended December 31, 2011.

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WCG Reports Fourth Quarter and Year 2011 Results

February 15, 2012

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Statements of Operations to Adjusted Statements of Operations
(Dollars in thousands except per share data)

	Year Ended December 31, 2011				Year Ended December 31, 2010
	GAAP	Adjustments		Adjusted	GAAP	Adjustments		Adjusted
Revenues:
Premium	$6,021,967	$–		$6,021,967	$5,373,816	$–		$5,373,816
Medicaid premium taxes	76,163	–		76,163	56,374	–		56,374
Total premium	6,098,130			6,098,130	5,430,190			5,430,190
Investment and other income	8,738	–		8,738	10,035	–		10,035
Total revenues	6,106,868	–		6,106,868	5,440,225	–		5,440,225

Expenses:
Medical benefits	4,872,071	–		4,872,071	4,536,631	–		4,536,631
Selling, general, and administrative	718,003	(47,007)	(a) (b)	670,996	895,894	(265,938)	(a) (b)	629,956
Medicaid premium taxes	76,163	–		76,163	56,374	–		56,374
Depreciation and amortization	26,454	–		26,454	23,946	–		23,946
Interest	6,510	(4,254)	(c)	2,256	229	–		229
Total expenses	5,699,201	(51,261)		5,647,940	5,513,074	(265,938)		5,247,136

Income (loss) from operations	407,667	51,261		458,928	(72,849)	265,938		193,089
Gain on repurchase of subordinated notes	10,807	(10,807)	(d)	–	–	–		–
Income (loss) before income taxes	418,474	40,454		458,928	(72,849)	265,938		193,089
Income tax expense (benefit)	154,228	13,279		167,507	(19,449)	98,325		78,876
Net income (loss)	$264,246	$27,175		$291,421	$(53,400)	$167,613		$114,213

Weighted average shares:
Basic	42,817,466	–		42,817,466	42,365,061	–		42,365,061
Diluted	43,328,756	–		43,328,756	42,365,061	428,989		42,794,050

Net income (loss) per share:
Basic	$6.17	$0.64		$6.81	$(1.26)	$3.96		$2.70
Diluted	$6.10	$0.63		$6.73	$(1.26)	$3.93		$2.67

Administrative expense ratio	11.9%	-0.8%	(a) (b)	11.1%	16.6%	-4.9%	(a) (b)	11.7%

(a)
Investigation-related legal, accounting, employee retention, and other costs:  Administrative expenses associated with the government investigations and related litigation amounted to $39.3 million and, net of D&O insurance recoveries, $7.2 million, respectively, in the year ended December 31, 2011 and 2010.

(b)
Liability for government investigation resolution and related litigation:  Based on the status of these matters, the Company recorded expense of $7.7 million and $258.7 million, respectively, in the year ended December 31, 2011 and 2010.

(c)
Investigation and related litigation interest expense: The Company’s tradable unsecured subordinated notes that were issued in connection with the final resolution of the securities class action settlement incurred $4.3 million of interest expense in the year ended December 31, 2011.

(d)
Gain on repurchase of subordinated notes: In December 2011, the Company repurchased all of its outstanding tradable unsecured subordinated notes at a purchase price equal to 90% of the principal amount, which resulted in a gain of $10.8 million in the year ended December 31, 2011.

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WCG Reports Fourth Quarter and Year 2011 Results

February 15, 2012

WELLCARE HEALTH PLANS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of GAAP Net Cash Provided by Operating Activities
to Net Cash Provided by Operating Activities,
Modified for the Timing of Receipts from, and Payments to, Government Customers
(Dollars in thousands)

The Company reports cash provided by operating activities on a non-GAAP basis to exclude the changes in premium receivables, unearned premiums, and other receivables from, and payables to, government customers.  The Company believes that cash provided by operating activities excluding these changes is a useful measure for investors, as the excluded changes are a function of the timing of cash receipts from, and payments to, federal and state government agencies at the end of a period.

	Year Ended December 31,
	2011	2010
Net cash provided by operating activities, as reported under GAAP	$161,999	$223,057
Modifications to eliminate changes in:
Premium receivables, net	96,770	(158,124)
Other receivables from government partners, net	5,181	(6,728)
Unearned premiums	67,219	23,113
Other payables to government partners	(51,632)	(8,458)
Net cash provided by operating activities, modified for the timing of receipts from and payments to government customers	$279,537	$72,860

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